Exhibit 10.4

Nova Minerals Limited

Employee Share Option Plan (ESOP)

Adopted by the Board on 23 March 2018

Building a better

working world

Nova Minerals Limited

Employee Share Option Plan

TABLE OF CONTENTS

1.	Purpose	1
2.	Operation of the Plan	1
3.	Unvested Options	2
4.	Vesting of Options	3
5.	Ceasing to be an Eligible Person	5
6.	Variations of capital	6
7.	Divestment of a material business or subsidiary	7
8.	Change of Control	7
9.	Clawback and lapse or forfeiture for fraud or breach	8
10.	Amendments to the Plan and terms	9
11.	General terms and conditions	9
12.	Interpretation and Definitions	11

Employee Share Option Plan Rules

1.	Purpose

1.1.1	The Plan is designed to allow the Board to make grants of Options to Eligible Persons which provide the opportunity to acquire Shares in the Company to assist with:

(a)	attracting, motivating and retaining Eligible Persons;

(b)	delivering rewards to Eligible Persons for individual and Company performance;

(c)	allowing Eligible Persons the opportunity to become Shareholders; and

(d)	aligning the interests of Eligible Persons with those of Shareholders.

2.	Operation of the Plan

2.1	Grant of Options

2.1.1	The Board may, from time to time, in its absolute discretion, operate the Plan and:

(a)	invite an Eligible Person to apply for a grant of; or

(b)	grant an Eligible Person,

Options upon the terms of the Plan and upon such additional terms and conditions as the Board determines.

2.2	Information to be provided

2.2.1	At the time of the Invitation under Rule 2.1.1(a) or grant under Rule 2.1.1(b), the Board will provide each Eligible Person with an Invitation which contains the following information regarding the Options (to the extent it is relevant):

(a)	the method and form of applying for, accepting, or rejecting a grant of Options, as applicable;

(b)	the number or value of Options being granted, or the method or formula for determining the number or value of Options;

(c)	the grant date applicable to the Options;

(d)	any amount payable upon the grant of Options;

(e)	details of any applicable Conditions, including performance and / or service conditions, and the applicable Period;

(f)	the time or times at which the applicable Conditions will be tested in respect of the Period (at which time, the Options may Vest);

(g)	the period during which Options may be exercised and the manner of exercise of those Options, as well as the applicable Exercise Price and any applicable Exercise Restrictions;

(h)	details of any Trading Restriction on Shares allocated following the exercise of Options, whether on a mandatory or voluntary basis;

(i)	how Options may be treated in the event a Participant ceases to be an Eligible Person;

(j)	the time and circumstances when Options may lapse; and

(k)	any other relevant terms and conditions attached to the Options allocated under the Plan.

2.3	No payment on grant of Options

2.3.1	Unless otherwise stated in the Invitation, in accordance with Rule 2.2.1(d), an Eligible Person is not required to pay for a grant of Options.

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2.4	Differing terms

2.4.1	The Board may decide to invite an Eligible Person to apply for, or make a grant of Options, on terms which are different for different Eligible Persons. In making this decision, the Board may have regard to:

(a)	the Eligible Person’s length of service with the Company or a Group Company;

(b)	the Eligible Person’s position within the Group and his or her remuneration; and

(c)	any other matter the Board considers relevant.

2.5	Terms of the grant of Options

2.5.1	An Eligible Person who is granted Options is deemed to have agreed to be bound by:

(a)	the Rules and the terms and conditions set out in the Invitation;

(b)	the Constitution in respect of Shares allocated upon exercise of Options; and

(c)	the Share Trading Policy and any other relevant Company policies, including any modifications applicable from time to time.

2.5.2	Unless the Board determines otherwise, a grant of Options will not be made in part.

2.5.3	The Board reserves the right to reject an application for a grant of Options from an Eligible Person who has received an Invitation. If the Board determines to exercise its discretion, the Invitation shall be deemed never to have been made.

2.5.4	Nothing limits the Board’s ability to treat the conduct of an Eligible Person (including failure to return an “opt out” form, or other form of election not to participate in the specified offer, within the specified time) as valid acceptance of the relevant grant.

2.5.5	To the extent of any inconsistency, the terms and conditions of a grant contained within the Invitation will prevail over any other provision of these Rules.

2.6	Title to Options

2.6.1	Unless the Board determines otherwise:

(a)	a grant of Options is personal to the Participant and cannot be transferred to other persons or entities (subject to Rule 3.3.1); and

(b)	Options may only be registered in the name of the Participant or the Trustee of any Share Trust.

2.6.2	Where the Board determines to grant Options to a Nominee, Rule 2.5 applies to both the Eligible Person and Nominee and the Board may require both the Eligible Person and Nominee to agree to any terms and conditions and execute any forms that the Board determines prior to Options being granted.

3.	Unvested Options

3.1	Shareholder entitlements

3.1.1	Unless the Board determines otherwise, a Participant shall not be entitled to vote, receive dividends or have any other rights of a Shareholder in respect of Options granted to him or her under these Rules until the underlying Shares are allocated to the Participant following exercise of the Options.

3.2	Lapse of Options

3.2.1	Subject to the Board’s overriding discretion, a Participant’s unvested Options will lapse upon the earliest to occur of:

(a)	the date specified by the Board for the purposes of Rule 2.2.1(j);

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(b)	failure to satisfy the Conditions by the end of the Period following testing under Rule 4.1; or

(c)	a circumstance or event described in any of Rule 3.3 (Restrictions on transfer and hedging of Options), Rule 5 (Ceasing employment or directorship), Rule 6 (Variations of capital), Rule 7 (Divestment of a material business or subsidiary), Rule 8 (Change of Control), or Rule 9 (Clawback and lapse or forfeiture for fraud or breach) which results in the lapsing of Awards (whether automatically or as the Board determines;

(d)	the 15th anniversary of the date of grant of the Options.

3.2.2	The Board may specify in the Invitation additional circumstances in which a Participant’s Options may lapse.

3.3	Restrictions on transfer and hedging of Options

3.3.1	An Option is only transferable:

(a)	with the consent of the Board and only in exceptional circumstances; or

(b)	by force of law upon death to the Participant’s legal personal representative or upon bankruptcy to the Participant’s trustee in bankruptcy; or

(c)	in accordance with Rule Error! Reference source not found.

3.4	Restrictions on Options

3.4.1	A Participant must not enter into any scheme, arrangement or agreement (including options and derivative products) under which the Participant, in respect of Options that remain subject to these Rules:

(a)	may alter the economic benefit to be derived from any such Options, irrespective of future changes in the market price of Shares; and / or

(b)	purports to mortgage, pledge, assign, encumber or create security over any interest in any such Options; and / or

(c)	sell, transfer, dispose of, swap, option, alienate the rights or obligations attaching to or otherwise deal with any such Options.

3.5	Dealings in breach of this Rule

3.5.1	Where the Participant transfers an Option other than in accordance with Rule 3.3, or enters, or purports to enter, into any scheme, arrangement or agreement described in Rule 3.4, the Board may determine that the Option immediately lapses..

4.	Vesting of Options

4.1	Testing of Conditions

4.1.1	Options will only Vest once the Board, in its discretion, determines that any relevant Conditions have been satisfied.

4.1.2	Subject to Rule 4.1.3, following the end of the Period, the Board will:

(a)	test the applicable Conditions (including any service conditions, if relevant) and determine the extent to which the Conditions have been satisfied and Options Vest and become exercisable (subject to any Exercise Restriction);

(b)	determine the time when the Options Vest and become exercisable (subject to any Exercise Restriction); and

(c)	within a reasonable timeframe, notify Participants of the extent to which any applicable Conditions have been satisfied and Options will Vest or have Vested.

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4.1.3	Notwithstanding Rule 4.1.2, the Board may in its discretion, determine that Options Vest prior to the end of a Period. The Board also retains a discretion to adjust any performance and service related Conditions to ensure that Participants are neither advantaged nor disadvantaged by matters outside management’s control that affect the Conditions (for example, by excluding one-off non-recurrent items or the impact of significant acquisitions or disposals).

4.1.4	Where a Participant remains an Eligible Person but takes a period of authorised unpaid absence during a Period, the Board has discretion to determine that a pro-rata number (based on the proportion of the Period during which the Participant has been on authorised unpaid absence), or such other number, of the Participant’s Options will lapse and will not be tested at the end of the applicable Period.

4.2	Settlement of Options

4.2.1	An Option is validly exercised if the Participant follows the process set out in the Invitation and pays the Exercise Price to the Company.

4.2.2	If a Participant purports to exercise Options in contravention of any applicable Exercise Restriction, the Options will be deemed to have been exercised on the first date the Exercise Restriction ceases to apply (subject to payment of the relevant Exercise Price).

4.3	Share settlement

4.3.1	Each Vested and validly exercised Option entitles the Participant to receive the relevant number of Shares in the Company, as set out in the Invitation.

4.3.2	All Shares issued under the Plan will rank equally in all respects with other Shares for the time being on issue by the Company (except as regards to any rights attaching to such other Shares by reference to a record date prior to the date of their allocation or transfer).

4.3.3	If the Company issues Shares to the Participant under the Plan, the Company will apply for quotation of those Shares on the ASX within the period required by the ASX.

4.3.4	Subject to any applicable Trading Restrictions and the terms of the Share Trading Policy, no restrictions shall apply to any Shares allocated under the Plan.

4.4	Cashless exercise facility

4.4.1	Subject to any applicable Laws and specific approval by the Board, a Participant may transfer some or all of their Vested Options to a third party acceptable to the Company which may be for consideration payable in the form of Shares or cash.

4.5	Grant of Loans

4.5.1	Subject to any applicable Law and the Listing Rules, the Company may invite a Participant to make a written application to the Board (in a form prescribed by the Company) for a Loan to fund the exercise of Vested Options at any time.

4.5.2	The Board may only approve a Loan to a Participant if they remain an Eligible Person at the time the application for a Loan is made, and if the market value of the Shares underlying the Vested Options proposed to be exercised is greater than the aggregate Exercise Price payable by the Participant on those Vested Options.

4.5.3	In determining whether an application for a Loan will be approved, the Board will consider any matters it deems to be appropriate which may include:

(a)	the seniority of the Eligible Person and the position the Eligible Person occupies within the Group;

(b)	the length of service the Eligible Person with the Group;

(c)	the financial position of the Group and the capacity of the Group’s financial capacity to make a Loan;

(d)	the Eligible Person’s individual performance within the Company;

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(e)	the Company’s share value and share price performance; and

(f)	any other matters deemed appropriate by the Board

4.5.4	Any Loans approved by the Board will be made on such terms as the Board determines to be appropriate at the time of approving a Loan which may include the relevant interest rate (which may be nil) that may apply to the Loan and whether the Loan is full or limited recourse.

5.	Ceasing to be an Eligible Person

5.1	General rule

5.1.1	Subject to Rules 5.2.1 and 5.3.1 applying, if a Participant ceases to be an Eligible Person prior the vesting of Options for any reason, all of the Participant’s unvested Options will lapse on cessation.

5.2	Exceptions

5.2.1	If a Participant ceases to be an Eligible Person prior to the vesting of Options by reason of:

(a)	death;

(b)	permanent and total disability;

(c)	redundancy; or

(d)	any other reason so determined by the Board,

the Participant’s unvested Options will not lapse on cessation and may Vest at the end of the applicable Period to the extent any performance related Conditions are satisfied when tested at that time, subject to any overriding Board discretion to determine an alternate treatment in accordance with Rule 5.3.

5.2.2	If a Participant ceases to be an Eligible Person prior to the vesting of Options due to death, all unvested Options will be transferred to the Participant’s estate in accordance with all relevant Laws and treated in accordance with rule 5.2.1.

5.3	Board discretion to determine treatment

5.3.1	If a Participant ceases to be an Eligible Person prior to the vesting of Options for any reason then the Board may, in respect of any Options which have not Vested at the date of cessation, determine that:

(a)	a pro-rata number (based on the proportion of the Period that has elapsed at the time of cessation), or such other number, of the Participant’s unvested Options will Vest to the extent that the performance related Conditions have been satisfied when tested at the end of the applicable Period;

(b)	a pro-rata number (based on the proportion of the Period that has elapsed at the time of cessation), or such other number, of the Participant’s unvested Options will Vest to the extent that the performance related Conditions have been satisfied when tested at the time of cessation;

(c)	any applicable Conditions or Periods in respect of some or all of the Options will be modified or waived; or

(d)	some or all of the unvested Options lapse or are forfeited (and that such lapse or forfeiture will occur on the date of cessation as an Eligible Person),

and, in making any determination, the Board may have regard to any matter the Board considers relevant, including the proportion of the Period that has elapsed at the time of cessation and the degree to which the Conditions have been (or are estimated to have been) achieved.

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5.4	Vested Options

5.4.1	Where a Participant ceases to be an Eligible Person for reasons other than those described in Rule 5.4.3, all Vested Options, including Options that Vest pursuant to Rules 5.2 or 5.3, must, unless the Board determines otherwise, be exercised (as the case may be) within the later of 30 days following the Participant ceasing to be an Eligible Person or Vesting (as relevant).

5.4.2	Unless the Board determines otherwise, Options which are not exercised within the period specified in Rule 5.4.1 will lapse.

5.4.3	Where a Participant is terminated for cause (including gross misconduct or a material breach of contract), all Options (Vested or Otherwise) will automatically lapse, subject to the Board’s discretion to apply a different treatment at the time of termination.

5.5	When employment or directorship ceases

5.5.1	For the purposes of this Plan, a Participant will not be treated as ceasing to be an Eligible Person until such time as the Participant is no longer a director, employee or providing services to the Group.

5.6	Overseas transfers

5.6.1	If a Participant remains an Eligible Person but is transferred to work in another country, or changes tax residence status, and as a result would:

(a)	become subject to restrictions on his or her ability to hold or deal in Options or Shares or receive any proceeds of sale from the sale of Shares due to the securities laws or exchange control laws of the country to which he or she is transferred; or

(b)	suffer a tax disadvantage (or cause the Company to suffer a tax disadvantage),

the Board, in its discretion, may determine that Options Vest on such date, to such extent and on such terms as they determine, before or after the Eligible Person’s transfer takes effect.

6.	Variations of capital

6.1	Capital reorganisations, bonus issues and rights issues

6.1.1	If, prior to Vesting, there is a Variation of Capital Event then, subject to Rule 6.1.4, the number of Options to which each Participant is entitled (or the Exercise Price) may be adjusted, including lapsing of Options, in the manner determined by the Board.

6.1.2	It is intended that the Board would exercise its discretion under Rule 6.1.1 to ensure that Participants do not enjoy a windfall gain and do not suffer a material detriment as a result of any corporate action.

6.1.3	If additional Options are granted as part of such an adjustment such Options will, unless the Board determines otherwise, be subject to the same terms and conditions as the original Options, including without limitation, any Condition.

6.1.4	In respect of Options:

(a)	if there is a reorganisation of capital, the rights of each Participant who has been allocated Options will be adjusted in the manner required by the Listing Rules applying at the time of the reorganisation; and

(b)	where there is an issue of new Shares:

(1)	each Participant who has been allocated Options may not participate in the new issue unless his or her Options have Vested and been exercised in accordance with these Rules prior to the date the Board resolved to issue the new Shares; and

(2)	the Exercise Price, or number of Shares over which the Options may be exercised, will, in the case of a pro-rata issue, be adjusted in accordance with Listing Rule 6.22.2 (or any replacement rule) and, in the case of a bonus issue, be adjusted in accordance with Listing Rule 6.22.3 (or any replacement rule).

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7.	Divestment of a material business or subsidiary

7.1.1	Where the Company divests, or disposes of, a business or asset designated by the Board for this purpose as ‘material’, the Board may make special rules that apply to Participants in relation to the Options or Shares held pursuant to the Plan (and any other entitlements or Shares that may arise in relation to those Shares). Without limiting the Board’s discretion, such rules may include:

(a)	varying the Condition applying to the Participant’s Options to take into account the divestment of the business or asset (if applicable); and

(b)	deeming the Participant to remain an Eligible Person for a specific period.

7.1.2	In order to bind a Participant, any special rules made under this Rule 7 must be notified to a Participant pursuant to Rule 10.1.2.

8.	Change of Control

8.1	Board discretion upon a Trigger Event

8.1.1	If a Trigger Event occurs prior to the Vesting of an Option, then the Board may, within 14 days of the Trigger Event, determine in its absolute discretion the treatment of the Participant’s unvested Options and the timing of such treatment (and, where such discretion is exercised, the Board will notify affected Participant’s in accordance with Rule 8.3.1), which may include determining that the unvested Options:

(a)	Vest (whether subject to further Conditions or not);

(b)	lapse or are forfeited;

(c)	remain subject to the applicable Conditions and/or Period(s);

(d)	become subject to substitute or varied Conditions and/or Period(s); or

(e)	may only be settled with shares other than Shares,

having regard to any matter the Board considers relevant, including, without limitation, the circumstances of the Trigger Event (including the value being proposed to Shareholders), the extent to which the applicable Conditions have been satisfied (or estimated to have been satisfied) at the time of the Trigger Event and / or the proportion of the Period that has passed at the time of the Trigger Event.

8.1.2	Any Options that Vest pursuant to Rule 8.1.1(a) must be exercised (as the case may be) within 30 days from the date of receipt of notice under Rule 8.3.1, or such other period as the Board determines. Any Options not exercised within this period will lapse.

8.2	Default treatment upon a Change of Control

8.2.1	Subject to any specific terms overriding this treatment in an Invitation, or unless the Board determines otherwise, where the Board does not exercise a discretion pursuant to rule 8.1.1, upon a Change of Control, all of the Participant’s unvested Options will Vest and Conditions will be deemed to have been satisfied.

8.3	Notification to Participants

8.3.1	If the Board exercises its discretion pursuant to Rule 8.1.1 or a Change of Control occurs, the Company must immediately notify all affected Participants.

8.3.2	Where a Participant holds a Vested Option at the date of the Change of Control (including those that Vest pursuant to Rule 8.2), he or she will have 30 days from the date of receipt of notice of the Change of Control, or such other period as the Board determines, in which to exercise the Options. Any Options not exercised within this period will lapse.

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8.4	Acquisition of securities in another Company

8.4.1	If a company (Acquiring Company) obtains control of the Company and the Acquiring Company, the Company and the Participant agree, a Participant may be provided with options or securities in the Acquiring Company (or its parent or its subsidiary) in substitution for the Options, on substantially the same terms and subject to substantially the same conditions as the Options, but with appropriate adjustments as to the number and type of awards or securities.

9.	Clawback and lapse or forfeiture for fraud or breach

9.1	Actions of a Participant

9.1.1	Where, in the opinion of the Board, a Participant has obtained, or may obtain, an unfair benefit as a result of his or her act (whether intentional, inadvertent, direct or indirect) which:

(a)	constitutes fraud, or dishonest or gross misconduct in relation to the affairs of the Group or any Group Company;

(b)	brings the Group or any Group Company into disrepute;

(c)	is in breach of his or her obligations to the Group or any Group Company, including compliance with any Company Clawback Policy and any other applicable Company policy;

(d)	constitutes a failure to perform any other act reasonably and lawfully requested of the Participant; or

(e)	has the effect of delivering strong Company performance in a manner which is unsustainable or involves unacceptably high risk, and results or is likely to result in a detrimental impact on Company performance following the end of the Period, the Board may exercise its discretion under Rule 9.3 to ensure that no unfair benefit is obtained.

9.2	Actions of any person

Where, in the opinion of the Board, a Participant has obtained, or may obtain, an unfair benefit or has sustained, or may sustain, a loss as a result of an act of any person (whether intentional, inadvertent, direct or indirect) which constitutes fraud, dishonesty or breach of obligations (including, without limitation, a material misstatement of financial information), then if an Option:

(a)	which would not have otherwise Vested, Vests or may Vest, the Board may exercise its discretion under Rule 9.3 to ensure that no unfair benefit is obtained; or

(b)	which may otherwise have Vested, does not Vest, the Board may reconsider the level of satisfaction of the applicable Conditions and reinstate and Vest any Option that may have lapsed to the extent that the Board determines appropriate in the circumstances or make a new grant of Options that reflect the terms of the original Options.

9.3	Board’s powers in relation to Options

9.3.1	In the circumstances set out in Rules 9.1 and 9.2 above, the Board may, in its absolute discretion, and subject to applicable Laws, determine any treatment in relation to an Option, including, without limitation, to:

(a)	reset the Conditions and/or alter the Period applying to the Option;

(b)	deem all or any Options which have not Vested to have lapsed or been forfeited (as relevant);

(c)	deem all or any Shares allocated following exercise of an Option to not be subject to any further restrictions under this Plan, to have been forfeited; and/or

(d)	where Shares that have been allocated to a Participant under the Plan have been subsequently sold, require that the Participant repay the net proceeds of such a sale.

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10.	Amendments to the Plan and terms

10.1	Amendments by the Board

10.1.1	Subject to Rule 10.2, the Board may at any time and from time to time in its sole discretion amend, supplement or revoke, including by way of schedule, all or any of these Rules or all or any of the rights or obligations of the Participants.

10.1.2	The Board must provide written notification to Participants affected by any amendment made pursuant to Rule 10.1.1 as soon as reasonably practicable after any such amendment has been made.

10.1.3	Despite this Rule 10.1, no amendment to these Rules may materially reduce the rights of any Participant attaching to Options granted under the Plan prior to the date of the amendment or formulation, unless the amendment is made primarily for the purpose of complying with present or future Laws applicable to the Plan or the Company, to correct any manifest error or mistake, or with the consent of the relevant Participants.

10.1.4	Any amendment made pursuant to this Rule 10.1 may be given such retrospective effect, if so determined by the Board.

10.2	Listing Rules

The exercise of any powers under these Rules by the Board is subject to any restrictions or procedural requirements relating to the amendment of the rules of an employee incentive scheme or of issued options imposed by any Law or by the Listing Rules as applicable to the Plan or Options, as the case may be, unless those restrictions, conditions or requirements are relaxed or waived by the ASX or any of its delegates either generally or in a particular case or class of cases and either expressly or by implication.

10.3	Non-residents of Australia

10.3.1	Notwithstanding anything in these Rules the Board may at any time, and from time to time, amend, supplement or revoke (including by way of schedule) any of these Rules to apply to an Eligible Person or Participant employed in, resident in or who are citizens of countries other than Australia.

10.3.2	Any different Rules made under Rule 10.3.1 shall be restricted in its application to those Eligible Persons and Participants employed in, resident in or who are citizens of the foreign country or countries specified by the Board, and such rules may be amended, supplemented or revoked in accordance with Rule 10.1.

10.3.3	For the purposes of clarification, any different rules that are adopted under Rule 10.3.1 may have an adverse impact upon Eligible Persons or Participants. However, any different rules that may apply must comply, to the extent legal and practicable, with the basic principles of the Plan.

11.	General terms and conditions

11.1	Options and obligations of Participants

11.1.1	Unless the subject of an express provision in an employment contract or appointment letter (as applicable), the rights and obligations of any Participant under the terms of their office, employment or contract with the Company are not affected by their participation in the Plan.

11.1.2	Except where expressly contemplated, these Rules will not form part of and are not incorporated into any contract between any Participant (whether or not they are an Eligible Person) and the Company. The grant of Options is on a particular basis in any year does not create any right or expectation of the grant of Options (or any other award) on the same basis, or at all, in any future year.

11.1.3	No Participant has any right to compensation for any loss in relation to the Plan.

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11.1.4	Each Participant appoints the company secretary of the Company (or any other officer of the Company authorised by the Board for this purpose) as his or her agent to do anything necessary to:

(a)	allocate Options to the Participant in accordance with these Rules; and

(b)	execute transfers of Shares in accordance with these Rules.

11.2	Power of the Board

11.2.1	The Board administers the Plan and has absolute and unfettered discretion in exercising any power or discretion concerning the Plan and may:

(a)	delegate to any person for the period and on the terms it decides the exercise of any of its powers or discretions under the Plan;

(b)	decide on appropriate procedures for administering the Plan consistent with these Rules;

(c)	establish, implement and operate a Share Trust, and delegate authority to a Trustee, for the purposes of delivering and holding Shares on behalf of Participants;

(d)	resolve conclusively all questions of fact or interpretation concerning the Plan and these Rules and any dispute of any kind that arises under the Plan;

(e)	subject to Rule 10, amend, add to or waive any provision of the Plan (including this Rule 11.2) or any term or condition (including a Condition or other restriction) relating to the Options or Shares;

(f)	determine to suspend or cease operation of the Plan at any time and take any actions required to effect the winding up of the Plan;

(g)	act or refrain from acting at its discretion under these Rules or concerning the Plan or the Options or Shares held under the Plan; and

(h)	waive any breach of a provision of the Plan.

11.2.2	Except as otherwise expressly provided in the Plan, the Board has absolute and unfettered discretion to act or refrain from acting under or in connection with the Plan and in the exercise of any power or discretion under the Plan.

11.3	Waiver of terms and conditions

Notwithstanding any other provisions of the Plan, the Board may at any time waive in whole or in part any terms or conditions (including any Condition) in relation to any Options granted to a Participant under the Plan and the Rules.

11.4	Dispute or disagreement

In the event of any dispute, disagreement or uncertainty as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan or to any Options or Shares granted under it, the decision of the Board is final and binding.

11.5	Personal information

Subject to compliance with the Privacy Policy, the Privacy Act and all applicable Law, each Participant consents to the Company or its agents (and each of their Related Parties) collecting, holding and using personal information that the Participant provides in the application to participate in the Plan or otherwise provides to the Company or its agents (and each of their Related Parties) as part of their employment, in order to carry out the administration and operation of the Plan in accordance with these Rules, including providing relevant information to:

(a)	the Plan manager or another entity that manages or administers the Plan on behalf of the Company;

(b)	any broker or external service provider, including a tax or financial adviser;

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(c)	the trustee of any Securities Trust;

(d)	any government department or body; and

(e)	any other person or body as required or authorised by Law.

11.6	Notices

A notice or other communication under or concerning the Invitation or the Rules is validly given to a Participant if:

(a)	delivered personally to the Participant;

(b)	sent by prepaid post to the Participant’s last known residential address;

(c)	sent to the Participant by facsimile, email or other electronic means at the Participant’s place of work; or

(d)	posted on an electronic notice board maintained by or on behalf of the Company and accessible by the Participant,

and will in the case of (a), (c) and (d) above, be treated as being received immediately following the time it was sent, posted, or delivered, and where it is sent by regular post it will be treated as received 48 hours after it was posted.

11.7	Laws governing Plan

The Plan and any Options granted and Shares allocated under it are governed by the laws of Victoria and the Commonwealth of Australia. Any agreement made under the Plan is entered into in the State of Victoria and each Participant submits to the exclusive jurisdiction of the courts of that state to herein determine matters arising under the Plan.

11.8	Tax

11.8.1	Unless otherwise required by Law, the Company is not responsible for any Taxes which may become payable by a Participant as a consequence of or in connection with the grant of any Options, the allocation or transfer of any Shares or any dealing with any Options or any Shares.

11.8.2	The Company or the Trustee will have the right to withhold or collect from a Participant such Taxes as the Company or Trustee is obliged, or reasonably believes it is obliged, to account for to any taxation authority. In exercising this right, the Company or the Trustee may:

(a)	require the Participant to provide sufficient funds (by way of salary deduction or otherwise); or

(b)	sell Shares to be issued or transferred to the Participant, including the sale of sufficient Shares to cover any costs of such sale.

12.	Interpretation and Definitions

12.1	Interpretation

In the Plan, the following Rules apply unless a contrary intention appears:

(a)	capitalized terms have the meanings provided in Rule 12.2;

(b)	headings are for convenience only and do not affect the interpretation of the Plan unless the context requires otherwise;

(c)	any reference in the Plan to any statute or statutory instrument includes a reference to that statute or statutory instrument as amended;

(d)	any words denoting the singular include the plural and words denoting the plural include the singular;

(e)	any words denoting the masculine apply equally to the feminine equivalent; and

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(f)	where any word or phrase is given a definite meaning in this Plan, any part of speech or other grammatical form of that word or phrase has a corresponding meaning.

12.2	Definitions

ASX	Australian Securities Exchange

Board	The board of directors of the Company, or any committee, person or body to which the board duly delegates its powers and authorities to under this Plan

Change of Control	Occurs where, as a result of any event or transaction, a person or entity becomes entitled to more than 50% of the Shares of the Company

Company	Nova Minerals Limited (ACN 006 690 348)

Condition	One or more performance or service related conditions which must be satisfied before an Option Vests subject to the Rules of the Plan

Constitution	The constitution of the Company operating as a contract between the Company and its members and officers, as amended from time to time

Corporations Act	Means the Corporations Act 2001 (Cth)

Eligible Person	Any employee or director of the Group, or any other person that the Board determines is eligible

Exercise Price	The amount payable on exercise of an Option as determined by the Board and specified for the purposes of Rule 2.2.1

Exercise Restriction	Restrictions on the ability of a Participant to exercise a Vested Option as specified for the purposes of Rule 2.2.1

Group	The Company, its subsidiaries and any other entity declared by the Board to be a member of the Group for the purposes of the Plan (and Group Company means any member of the Group)

Invitation	A letter or document, in any form, provided by the Company (or a Group Company) to an Eligible Person setting out the terms and conditions of the grant of Options, including the information set out in Rule 2.2.1

Law	The laws applicable to the operation of the Plan from time to time, including any applicable securities laws of the jurisdiction in which an Eligible Person receiving an Invitation under the Plan is located

Listing Rules	The official Listing Rules of the ASX and any other exchange on which the Company is listed as they apply to the Company from time to time

Loan	Means an amount of money lent to a Participant to fund the Exercise Price payable on the exercise of Vested Options on terms and conditions determined by the Board.

Nominee	Means:

(a) an immediate family member of the Eligible Person;

(b) a company whose members comprise no persons other than the Eligible Person or immediate family members of the Eligible Person;

(c) a corporate trustee of a self-managed superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993) where the Eligible Person is a director of the trustee,

nominated by the Eligible Person to receive the grant of Options and which has been approved by the Board.

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Option	An entitlement to receive a Share subject to satisfaction of Conditions and compliance with the applicable exercise procedure (including payment of any applicable Exercise Price), granted to a Participant under the Plan on the terms and conditions determined by the Board

Participant	An Eligible Person (or its Nominee) who has been granted Options under the Plan

Period	The period or periods over which the Conditions are measured or tested as specified by the Board for the purpose of the Option

Plan	This Nova Minerals Limited Employee Share Option Plan

Privacy Act	The Privacy Act 1988 (Cth)

Privacy Policy	The privacy policy that applies to the Company from time to time

Rules	The rules of the Plan, as amended from time to time

Share Trading Policy	The trading policy that applies to the Company from time to time in respect of the Shares

Share Trust	A trust established by the Company to hold Shares on behalf of Participants

Share	A fully paid ordinary share in the capital of the Company

Shareholder	A registered holder of a Share

Takeover Bid	As defined in section 9 of the Corporations Act

Taxes	Any tax, levy, contribution or duty (including any associated penalty or interest amount), social security liability or other liability imposed by any Law, governmental, semi-governmental, judicial or other authority

Trading Restriction	Restriction on transfer imposed on Shares allocated under the Plan

Trigger Event	Means where:

(a) a Takeover Bid is made for the Company and the Board resolves to recommend the bid to Shareholders;

(b) a court convenes a meeting of Shareholders to be held to vote on a proposed scheme of arrangement pursuant to which control of the majority of the Shares may change;

(c) a notice is sent to Shareholders proposing a resolution for the winding up of the Company; or

(d) any transaction or event is proposed that, in the opinion of the Board, may result in a person becoming entitled to exercise control over the Company,

and each Trigger Event is a separate event that allows the Board to exercise its discretion pursuant to Rule 8

Trustee	The trustee from time to time of the Share Trust

Variation of Capital Event	Means an event where one of the following occurs:

(a) any reorganisation (including consolidation, subdivision, reduction or return) of the issued capital of the Company;

(b) Shares are issued to the Company’s Shareholders by way of a bonus issue; or

(c) Shares are offered to the Company’s Shareholders by way of a rights issue

Vest	Means on the satisfaction (or deemed satisfaction) of Conditions and a Participant becoming entitled to, subject to the Rules of the Plan, have the Shares underlying his or her Options allocated to him or her upon valid exercise and Vested or Vesting shall be construed accordingly.

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